Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of July 13, 2017 (the “Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), Entellus Medical, Inc., a Delaware corporation with offices located at 3600 Holly Lane North, Suite 40, Plymouth, MN 55447 (“Existing Borrower”), Entellus Intermediate Sub, Inc., a Delaware corporation with offices located at 3600 Holly Lane North, Suite 40, Plymouth, MN 55447 (a wholly owned subsidiary of Existing Borrower, “HoldCo”) and Spirox, Inc., a Delaware corporation with offices located at 595 Penobscot Drive, Redwood City, CA 94063 (a wholly owned subsidiary of HoldCo and an indirect wholly-owned subsidiary of Existing Borrower, (“Spirox” and together with HoldCo, individually and collectively, jointly and severally, “New Borrower”). New Borrower, together with Existing Borrower, may be referred to herein, individually and collectively, jointly and severally, as “Borrower.”

WHEREAS, Collateral Agent, Existing Borrower and the Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of March 31, 2017 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower and New Borrower and certain other parties entered into that certain that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 6, 2017, pursuant to which, among other things, Spirox became a wholly owned subsidiary of HoldCo and an indirect wholly-owned subsidiary of Existing Borrower;

WHEREAS, Required Lenders and Collateral Agent consented to the Existing Borrower entering into the Merger Agreement contingent upon, among other things, the Borrower entering into this Amendment, on the date hereof;

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Definitions. Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Joinder.

a.	New Borrower. New Borrower hereby is added as a “Borrower” under the Loan Agreement. All references in the Agreement to “Borrower” shall hereafter mean and include the Existing Borrower and New Borrower individually and collectively, jointly and severally; and New Borrower shall hereafter have all rights, duties and obligations of “Borrower” thereunder.

b.

Joinder to Loan Agreement. New Borrower hereby joins the Loan Agreement and each of the Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and Loan Documents, as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower agrees that it will be jointly and severally liable, together with Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Either Borrower may, acting singly, request Credit Extensions pursuant to the Loan Agreement. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions pursuant to the Loan Agreement. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.

c.	Subrogation and Similar Rights. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and any Lender may each exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Amendment, the Loan Agreement, the Loan Documents or any related documents, until the Obligations have been indefeasibly paid in full and at such time as each Lender’s obligation to make Credit Extensions has terminated, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and/or Lenders under this Amendment and the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Amendment, the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Amendment, the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this section shall be null and void. If any payment is made to a Borrower in contravention of this section, such Borrower shall hold such payment in trust for Collateral Agent, for the ratable benefit of Lenders, and such payment shall be promptly delivered to Collateral Agent, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.

d.	Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations, New Borrower hereby grants to Collateral Agent, for the ratable benefit of Lenders, a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Collateral Agent and each Lender that are reasonably deemed necessary by Collateral Agent or any Lender in order to grant a valid, perfected first priority security interest to Collateral Agent, for the ratable benefit of Lenders, in the Collateral. New Borrower hereby authorizes Collateral Agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Collateral Agent’s and/or any Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Collateral Agent and each Lender under the Code.

e.	Representations and Warranties. New Borrower hereby represents and warrants to Collateral Agent and each Lender that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct on the date hereof with respect to Existing Borrower and New Borrower, with the same force and effect as if New Borrower were named as “Borrower” in the Loan Documents in addition to Existing Borrower.

3.	Section 6.10 of the Loan Agreement is hereby amended and restated in its entirety as follows:

6.10 Trailing Revenue. Borrower must achieve consolidated twelve months’ trailing gross revenues (as measured at the end of each fiscal month) from the sale of its products of at least Sixty Five Million Dollars ($65,000,000.00), as determined by Collateral Agent at the end of each fiscal month based upon written evidence reasonably satisfactory to Collateral Agent.

4.	The following Section 12.12 is hereby added to the Loan Agreement:

12.12 Borrower Liability. Either Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and or any Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and the Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Collateral Agent and the Lenders and such payment shall be promptly delivered to Collateral Agent for application to the Obligations, whether matured or unmatured.

5.	Section 13.1 of the Loan Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

“Existing Borrower” is Entellus Medical, Inc., a Delaware corporation with offices located at 3600 Holly Lane North, Suite 40, Plymouth, MN 55447.

“Extension Event Projections” are: (i) the annual projections delivered by Borrower to Collateral Agent on July 6, 2017 (and without any amendments thereto) or (ii) if approved by Collateral Agent in its sole discretion, the Board approved Annual Projections that the Borrower will deliver to the Collateral Agent, on or about July 31 2017 (and without any amendments thereto).

“New Borrower” is individually and collectively, jointly and severally, Spirox and HoldCo.

“Spirox” is Spirox, Inc., a Delaware corporation with offices located at 595 Penobscot Drive, Redwood City, CA 94063 and a wholly owned subsidiary of HoldCo and an indirectly wholly owned Subsidiary of Existing Borrower.

“HoldCo” is Entellus Intermediate Sub, Inc., a Delaware corporation with offices located at 3600 Holly Lane North, Suite 40, Plymouth, MN 55447 and a wholly owned subsidiary of the Existing Borrower.

6.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definitions therein as follows:

“Borrower” is individually and collectively, jointly and severally, New Borrower and the Existing Borrower.

“I/O Extension Event” is the achievement by Borrower of consolidated twelve months’ trailing gross revenues from the sale of its products for the twelve (12) month period ending on February 28, 2019, equal to eighty percent (80.00%) or more of the consolidated gross revenues of Borrower from the sale of its products projected for such twelve (12) month period in the Extension Event Projections, as determined by Collateral Agent based on evidence reasonably acceptable to Collateral Agent, which evidence must be delivered by Borrower to Collateral Agent on or before March 15, 2019.

7.	Exhibits D-1 and D-2 to the Loan Agreement are hereby amended and restated in their entirety as set forth on Exhibits A-1 and A-2 hereto.

8.	Exhibits B-1 and B-2 to the Loan Agreement are hereby amended and restated in their entirety as set forth on Exhibits B-1 and B-2 hereto.

9.	Exhibit C to the Loan Agreement are hereby amended and restated in its entirety as set forth on Exhibit C hereto.

10.	Exhibit E to the Loan Agreement are hereby amended and restated in its entirety as set forth on Exhibit D hereto.

11.	Without limiting the provisions of Section 4.1 of the Loan Agreement, Borrower hereby pledges, assigns and grants to Collateral Agent, for the ratable benefit of the Lenders, a security interest in all the Shares of New Borrower, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the date hereof, or, to the extent not certificated as of the date hereof, within ten (10) days of the certification of any Shares of New Borrower, the certificate or certificates for the Shares of New Borrower will be delivered to Collateral Agent, accompanied by an instrument of assignment duly executed in blank by Borrower. To the extent required by the terms and conditions governing the Shares of New Borrower, Borrower shall cause the books of New Borrower and any transfer agent to reflect the pledge of the Shares of New Borrower. Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement, Collateral Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares of New Borrower) into the name of Collateral Agent and cause new (as applicable) certificates representing such securities to be issued in the name of Collateral Agent or its transferee. Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Collateral Agent may reasonably request to perfect or continue the perfection of Collateral Agent’s security interest in the Shares of New Borrower. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise any voting rights with respect to the Shares of New Borrower and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of the Loan Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default under the Loan Agreement.

12.	No later than thirty (30) days after the date hereof:

a.	Borrower shall deliver to Collateral Agent (a) a landlord’s consent executed in favor of Collateral Agent in respect of all of New Borrower’s leased locations; and (b) a bailee waiver executed in favor of Collateral Agent in respect of each third party bailee where New Borrower maintains Collateral having a book value in excess of Two Hundred Fifty Thousand Dollars ($250,000.00); and

b.	Borrower shall deliver to Collateral Agent evidence (in such form and substance as is reasonably acceptable to Collateral Agent) of closure of all of its Collateral Accounts maintained with First Republic Bank (other than an account used exclusively for payroll purposes and identified as such on the Perfection Certificate for Spirox delivered on the date hereof) and commencing two Business Days after the date hereof, the aggregate balance in all accounts maintained with First Republic Bank (other than an account used exclusively for payroll purposes and identified as such on the Perfection Certificate for Spirox delivered on the date hereof) shall not exceed Five Hundred Thousand Dollars ($500,000.00).

13.	No later than fifteen (15) days after the date hereof:

a.	Borrower shall deliver to Collateral Agent evidence that Spirox is in good standing in the State of California and is authorized to do business in the State of California, which evidence must be in the name of Spirox (and not in its former name); and

b.	Borrower shall deliver all certificates for Shares along with assignments separates of New Borrower to Collateral Agent.

14.	The Borrower shall deliver to the Collateral Agent, on the date hereof, original Control Agreements in favor of the Collateral Agent with respect to each Collateral Account maintained by New Borrower on the date hereof.

15.	Limitation of Amendment.

a.	The amendments set forth in Sections 2 through 10 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.	This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

16.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.	Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.	The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

e.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

f.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

g.	This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

17.	Simultaneously with the execution hereof, Borrower shall issue Secured Promissory Notes in the form attached hereto as Exhibit A-1 and Exhibit A-2, as applicable, which shall amend and restate in their entirety the Secured Promissory Notes (collectively, the “Outstanding Notes”) previously issued by Borrower, and shall be in the respective principal amounts of the Outstanding Notes.

18.	Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

19.	This Amendment shall be deemed effective as of the Amendment Date upon (i) the due execution and delivery to Collateral Agent of this Amendment by each party hereto and (ii) Borrower’s fulfilment of its obligations set forth in Section 14 hereof.

20.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

21.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWERS:

ENTELLUS MEDICAL, INC.

By	/s/ Brent Moen
Name:	Brent Moen
Title:	CFO

ENTELLUS INTERMEDIATE SUB, INC.

By	/s/ Brent Moen
Name:	Brent Moen
Title:	President and CFO

SPIROX, INC.

By	/s/ Brent Moen
Name:	Brent Moen
Title:	President and CFO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

Exhibit A-1

Form of Secured Promissory Note

[see attached]

SECURED PROMISSORY NOTE

(Term [A][B][C] Loan)

$	Dated:	[DATE]

FOR VALUE RECEIVED, the undersigned, ENTELLUS MEDICAL, INC., a Delaware corporation with offices located at 3600 Holly Lane North, Suite 40, Plymouth, MN 55447, ENTELLUS INTERMEDIATE SUB, INC., a Delaware corporation with offices located at [            ], and SPIROX, INC., a Delaware corporation with offices located at 595 Penobscot Drive, Redwood City, CA 94063 (individually and collectively, jointly and severally, “Borrower”) HEREBY PROMISES TO PAY to the order of OXFORD FINANCE LLC (“Lender”) the principal amount of [            ] MILLION DOLLARS ($            ) or such lesser amount as shall equal the outstanding principal balance of the Term [A][B][C] Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term [A][B][C] Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated March [_], 2017, by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term [A][B][C] Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”). The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term [A][B][C] Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term [A][B][C] Loan, interest on the Term [A][B][C] Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

[Except as otherwise set forth herein, this Amended and Restated Secured Promissory Note is intended to and does completely amend and restate, without novation, that certain Secured Promissory Note issued March 31, 2017 in the principal amount of $            by Entellus Medical, Inc. in favor of Lender.]

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWERS:

ENTELLUS MEDICAL, INC.

By
Name:
Title:

ENTELLUS INTERMEDIATE SUB, INC.

By
Name:
Title:

SPIROX, INC.

By
Name:
Title:

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

Exhibit A-2

Form of Secured Promissory Note (Revolving Line)

[see attached]

SECURED PROMISSORY NOTE

(Revolving Line)

$10,000,000.00	Dated:	[July , 2017]

FOR VALUE RECEIVED, the undersigned, ENTELLUS MEDICAL, INC., a Delaware corporation with offices located at 3600 Holly Lane North, Suite 40, Plymouth, MN 55447, ENTELLUS INTERMEDIATE SUB, INC., a Delaware corporation with offices located at [            ], and SPIROX, INC., a Delaware corporation with offices located at 595 Penobscot Drive, Redwood City, CA 94063 (individually and collectively, jointly and severally, “Borrower”) HEREBY PROMISES TO PAY to the order of OXFORD FINANCE LLC (“Lender”) the principal amount of TEN MILLION DOLLARS ($10,000,000.00) or such lesser amount as shall equal the outstanding principal balance of the Revolving Advances made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Revolving Advances, at the rates and in accordance with the terms of the Loan and Security Agreement dated March         , 2017 by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Revolving Advances, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”). The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of secured Revolving Advances by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

Amounts due under this Note may be repaid and reborrowed as provided in the Loan Agreement. This Note and the obligation of Borrower to repay the unpaid principal amount of the Revolving Advances, interest on the Revolving Advances and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

[Except as otherwise set forth herein, this Amended and Restated Secured Promissory Note is intended to and does completely amend and restate, without novation, that certain Secured Promissory Note issued March 31, 2017 in the principal amount of $10,000,000.00 by Entellus Medical, Inc. in favor of Lender.]

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWERS:

ENTELLUS MEDICAL, INC.

By
Name:
Title:

ENTELLUS INTERMEDIATE SUB, INC.

By
Name:
Title:

SPIROX, INC.

By
Name:
Title:

Revolving Loan Secured Promissory Note

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

EXHIBIT B-1

Form of Disbursement Letter

[see attached]

DISBURSEMENT LETTER

[DATE]

The undersigned, being the duly elected and acting                                      of Entellus Medical, Inc., a Delaware corporation, with offices located at 3600 Holly Lane North, Suite 40, Plymouth, MN 55447, on behalf of itself and each other Borrower under the Loan Agreement (as defined below) (individually and collectively, jointly and severally, “Borrower”), does hereby certify to OXFORD FINANCE LLC (“Oxford” and “Lender”), as collateral agent (the “Collateral Agent”) in connection with that certain Loan and Security Agreement dated as of March [    ], 2017, by and among Borrower, Collateral Agent and the Lenders from time to time party thereto (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1. The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.

2. No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3. Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4. All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied or waived by Collateral Agent.

5. No Material Adverse Change has occurred.

6. The undersigned is a Responsible Officer.

7. [The Borrower is drawing the Term B Loan to finance the Term B Loan Acquisition Event.] [The Borrower is not drawing the Term B Loan to finance the Term B Loan Acquisition Event.] [The Borrower is drawing the Term C Loan to finance the Term C Loan Acquisition Event.] [The Borrower is not drawing the Term C Loan to finance the Term C Loan Acquisition Event.] [APPLICABLE ONLY FOR TERM B LOAN AND TERM C LOAN REQUESTS]

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8. The proceeds of the Term [A][B][C] Loan shall be disbursed as follows:

Disbursement from Oxford:
Loan Amount	$
—	$
Less:
— Facility Fee		(waived	)
— Existing Debt Payoff to be remitted to Oxford per the Payoff Letter dated [DATE]	($		)
— Interim Interest	($		)
— Lender’s Legal Fees	($		)*
Net Proceeds due from Oxford:	$
TOTAL TERM [A][B][C] LOAN NET PROCEEDS FROM LENDERS	$

9. The [Term A Loan][Term B Loan][Term C Loan] shall amortize in accordance with the Amortization Table attached hereto.

10. The aggregate net proceeds of the Term Loans shall be transferred to the Designated Deposit Account as follows:

Account Name:	Entellus Medical, Inc.

Bank Name:	Wells Fargo Bank, N.A.

Bank Address:	420 Montgomery Street, San Francisco, CA 94104

Account Number:	3469247146

ABA Number:	121000248

[Balance of Page Intentionally Left Blank]

*	Legal fees and costs are through the Effective Date. Post-closing legal fees and costs, payable after the Effective Date, to be invoiced and paid post-closing.

Dated as of the date first set forth above.

BORROWER:

ENTELLUS MEDICAL, INC., on behalf of all Borrowers

By
Name:
Title:

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By
Name:
Title:

[Signature Page to Disbursement Letter]

AMORTIZATION TABLE

(Term [A][B][C] Loan)

[see attached]

EXHIBIT B-2

Form of Revolving Loan Request

[see attached]

FORM OF REVOLVING LOAN REQUEST

Date:                 , 20

Reference is made to the Loan and Security Agreement dated as March     , 2017 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) among OXFORD FINANCE LLC, a Delaware limited liability company (“Oxford”), as collateral agent (in such capacity, the “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and Entellus Medical, Inc., a Delaware corporation with offices located at 3600 Holly Lane North, Suite 40, Plymouth, MN 55447, on behalf of itself and each other Borrower under the Loan Agreement (as defined herein) (individually and collectively, jointly and severally, “Borrower”).

Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement. Borrower hereby notifies Collateral Agent, pursuant to Section 2.3(c) of the Loan Agreement of Borrower’s request of the following borrowing:

(1)	Borrowing date (must be a Business Day):

(2)	Aggregate amount of the borrowing: $

(3)	Attached hereto is a true, correct and complete Borrowing Base Certificate

The undersigned officer hereby certifies to Collateral Agent and Lenders that both before and after giving effect to the request above (i) the undersigned is an Authorized Officer of Borrower and has been, and continues to be, a Responsible Officer, as defined in the Loan Agreement, (ii) all representations and warranties contained in the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); provided that any such representation and warranty that is qualified as to “materiality,” “Material Adverse Change” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, (iii) no Event of Default has occurred and is continuing on the date hereof, and (iv) no Material Adverse Change has occurred and is continuing since the date of the Loan Agreement.

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this             day of                 , 20        .

ENTELLUS MEDICAL, INC., on behalf of all Borrowers

By:
Name:
Title:

EXHIBIT C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender

FROM:	ENTELLUS MEDICAL, INC. for itself and on behalf of all Borrowers

The undersigned authorized officer (“Officer”) of Entellus Medical, Inc. for itself and on behalf of all Borrowers under the and as defined in the Loan Agreement (as defined herein below) (individually and collectively, severally and jointly, “Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a)	Borrower is in complete compliance for the period ending with all required covenants except as noted below;

(b)	There are no Events of Default, except as noted below;

(c)	Except as noted below, all representations and warranties of Borrower stated in Section 5 of the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d)	Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports (or extensions if applicable), Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e)	No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies

1)	Financial statements	Quarterly within 45 days or monthly within 30 days		Yes	No	N/A

2)	Annual (CPA Audited) statements	Within 120 days after FYE		Yes	No	N/A

3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 60 days of FYE), and when revised		Yes	No	N/A

	A/R & A/P agings and Deferred	Monthly within 30 days when

4)	Revenue report (if applicable)	Revolving Advances are outstanding, and with each request for a Revolving Advance		Yes	No	N/A

5)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes	No	N/A

6)	Compliance Certificate	Monthly within 45 or 30 days		Yes	No	N/A

7)	IP Report	When required		Yes	No	N/A

8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Other Matters

1)	Have there been any changes in Responsible Officers since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Five Hundred Thousand Dollars ($500,000.00)?	Yes	No

4)	Have there been any amendments of or other changes to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed. If this Compliance Certificate is for the last month of a calendar quarter, for any registrations of any copyright, including any subsequent ownership right of Borrower or any of its Subsidiaries in or to any copyright, patent or trademark since the end of the last calendar quarter, please also provide copies of such registrations if requested by Lender.)

Entellus Medical, Inc., for itself and on behalf of all Borrowers

By:
Name:
Title:

Date:

LENDER USE ONLY

Received by:		Date:

Verified by:		Date:

Compliance Status:	Yes No

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower:	Entellus Medical, Inc., on behalf of all Borrowers
Collateral Agent:	Oxford Finance LLC
Commitment Amount:	$10,000,000
Completed on:

ACCOUNTS RECEIVABLE

Accounts Receivable (invoiced) Book Value as of	$_______________

Additions (please explain on next page)	$_______________

Less: Intercompany / Employee / Non-Trade Accounts	$_______________

NET TRADE ACCOUNTS RECEIVABLE	$_______________

ELIGIBLE INVENTORY

[ ]

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

90 Days Past Invoice Date	$_______________

[ ]	$_______________

Foreign Account Debtor Accounts	$_______________

Foreign Invoiced and/or Collected Accounts	$_______________

Contra/Customer Deposit Accounts	$_______________

U.S. Governmental Accounts [ ]	$_______________

Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$_______________

Accounts with Memo or Pre-Billings	$_______________

Contract Accounts; Accounts with Progress / Milestone Billings	$_______________

Accounts for Retainage Billings	$_______________

Trust / Bonded Accounts	$_______________

Bill and Hold Accounts	$_______________

Unbilled Accounts	$_______________

Non-Trade Accounts (if not already deducted above)	$_______________

Chargeback Accounts / Debit Memos	$_______________

Product Returns/Exchanges	$_______________

Disputed Accounts; Insolvent Account Debtor Accounts	$_______________

Deferred Revenue, if applicable/Other (please explain on next page)	$_______________

Concentration Limits	$_______________

Individual Account Debtor Accounts	$_______________

TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$_______________

Eligible Accounts ([ ])	$_______________

BALANCES

Maximum Loan Amount	$10,000,000.00

Total Funds Available [[ ]]	$_______________

Present balance owing on Line of Credit	$_______________

RESERVE POSITION ([ ])	$_______________

[Continued on following page.]

Explanatory comments from previous page:

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Oxford Finance LLC, as Collateral Agent, and the Lenders party thereto.

COMMENTS:

By:
Authorized Signer
Date:

LENDERS USE ONLY

Received by:
AUTHORIZED SIGNER

Date:
Verified:
AUTHORIZED SIGNER

Date:

Compliance Status:	Yes No